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                                                                 Exhibit 10.10


                          FULL RECOURSE PROMISSORY NOTE

                                                                  June 23, 2000

$299,999.38

         FOR VALUE RECEIVED, Don M. Hardison (the "Maker") promises to pay to the order of Exact Laboratories a Delaware corporation (the "Holder"), having an address at 63 Great Road, Maynard, Massachusetts 01754, or its assigns, the principal sum of $299,999.38, together with interest on the principal of this Note outstanding at the rate of 9.5% per year. All principal and accrued interest shall be paid on, or prior to, ten years from the date hereof.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

         In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law.

         All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

         Maker agrees that: (i) upon the failure to pay when due the principal balance and accrued interest hereunder; (ii) if Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; or (iii) upon the commencement against Maker of any involuntary proceeding of the kind described in paragraph (ii), principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

         The Maker shall remain personally liable to the Holder with respect to all of the obligations under this Note and the Holder shall have full recourse against Maker.

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                                      -2-

         No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and performed entirely in such State, without regard to conflict of laws principles thereof, and shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.


                                                         /s/ Don M. Hardison
                                                         ----------------------
                                                         Don M. Hardison